Exhibit 3.1

CERTIFICATE OF CONVERSION

OF

BOISE CASCADE, L.L.C.

FROM A DOMESTIC LIMITED LIABILITY COMPANY

TO A DOMESTIC CORPORATION

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In accordance with the provisions of Section 265 of the
General Corporation Law of the State of Delaware

and Section 18-216 of the Limited Liability Company Act of the State of Delaware

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The undersigned, being duly authorized to execute and file this Certificate of Conversion from a domestic limited liability company to a domestic corporation for the purposes of converting Boise Cascade, L.L.C., a Delaware limited liability company (the “Limited Liability Company”), into a domestic corporation pursuant to Section 265 of the General Corporation Law of the State of Delaware and Section 18-216 of the Limited Liability Act of the State of Delaware, does hereby certify as follows:

FIRST:                                        The jurisdiction where the Limited Liability Company was first formed is the State of Delaware.

SECOND:                         The Limited Liability Company’s jurisdiction immediately prior to filing this Certificate of Conversion is the State of Delaware.

THIRD:                                    The date the Limited Liability Company was first formed is July 26, 2004 under the name of Boise Cascade, L.L.C., as a Delaware limited liability company.

FOURTH:                       The name and type of entity of the Limited Liability Company immediately prior to filing this Certificate of Conversion is Boise Cascade, L.L.C., a Delaware limited liability company.

FIFTH:                                      The name of the corporation the Limited Liability Company is converting to, as set forth in the Certificate of Incorporation, is Boise Cascade Company.

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IN WITNESS WHEREOF, the undersigned, being duly authorized to sign on behalf of the converting Limited Liability Company, has executed this Certificate of Conversion on the      day of February, 2013.

BOISE CASCADE, L.L.C.
a Delaware limited liability company

By:
	Name:	John T. Sahlberg
	Title:	Senior Vice President - Human Resources, General Counsel and Authorized Person

[Boise Cascade, L.L.C. - Certificate of Conversion]